For Immediate Release                                                                                                            Contact:
Elaine Grimsell Dodge
Neurogen Corp.
203-315-4615
edodge@nrgn.com

NEUROGEN CORPORATION ANNOUNCES
 EXECUTIVE APPOINTMENTS

Branford, CT, April 24, 2008—Neurogen Corporation (Nasdaq: NRGN), a drug development company, announced today that it has appointed two executives to new positions on its senior management team.   Dr. Srdjan (Serge) Stankovic, has joined Neurogen as Executive Vice President & Chief Development Officer.  Dr. Stankovic joins Neurogen from Cephalon, Inc. where he was Vice President, Worldwide Clinical Research.  Dr. Thomas Pitler, who has served as Neurogen’s Vice President, Business Development has taken on the expanded role of Senior Vice President & Chief Business and Financial Officer.

“These appointments represent important steps as we execute our plan to expand our clinical development portfolio in new areas with results anticipated in our insomnia, anxiety, Parkinson’s disease and Restless Legs Syndrome programs by the end of the year,” said Stephen R. Davis, President and CEO.

“Serge brings an impressive track record in the specialty pharmaceutical business with proven experience getting central nervous system drugs to the market.  He will assume responsibility for a strong team in both clinical and preclinical development.  Tom has played a crucial role in building the business.  He has broad experience in both out-licensing and in-licensing and I look forward to the contributions Tom will make in this expanded role as we advance and expand the portfolio,” Mr. Davis added.

In his role as Chief Development Officer, Dr. Stankovic’s responsibilities will include clinical development, preclinical development, and regulatory affairs. Prior to Neurogen, he was Vice President, Worldwide Clinical Research at Cephalon, Inc. in Frazer, Pennsylvania. Previously, he held clinical positions with increasing responsibility at UCB Pharma, Inc., including Vice President, US Clinical Development and also at Johnson & Johnson Pharmaceutical R&D, LLC as Senior Director and Compound Development Team Leader. Dr. Stankovic began his career as Assistant Professor of Psychiatry at the University of Belgrade and then became an Instructor in Psychiatry at the University of Alabama at Birmingham. He earned his Doctor of Medicine degree from the University of Belgrade in Serbia and Master of Science in Public Heath (Epidemiology) degree from the University of Alabama at Birmingham.

As Chief Business and Financial Officer, Dr. Pitler is responsible for business and corporate development, investor relations, finance and accounting, and commercial analysis.   Previously, he was Vice President, Business Development for Neurogen. Dr. Pitler joined Neurogen in 1995 with responsibilities for supervising Neurogen’s electrophysiology laboratory and evaluating drug targets. He joined the business group at Neurogen and was promoted to Director, Business Development in 1999, Senior Director, Business Development in 2001, and Vice President, Business Development in 2004.  Prior to Neurogen, he was on the faculty of the University of Maryland School of Medicine.  Dr. Pitler holds a B.A. in Biology from Wake Forest University, Winston-Salem, North Carolina and a Ph.D in Physiology from the Wake Forest University School of Medicine.

About Neurogen
Neurogen Corporation is a drug development company focusing on small-molecule drugs to improve the lives of patients suffering from disorders with significant unmet medical need, including insomnia, anxiety, restless legs syndrome, Parkinson’s disease, and pain. Neurogen conducts its development independently and, when advantageous, collaborates with world-class pharmaceutical companies to access additional resources and expertise.

Safe Harbor Statement
The information in this press release contains certain forward-looking statements, made pursuant to applicable securities laws that involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent 10-K. The words “believe”, “anticipate”, “expect”, “estimate”, “intend”, “plan”, “may”, “will” and other similar expressions generally identify forward-looking statements Such forward-looking statements relate to events or developments that we expect or anticipate will occur in the future and include, but are not limited to, statements that are not historical facts relating to the timing and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. Actual results may differ materially from such forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of Neurogen’s drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of the Company's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, Neurogen’s ability to retain key employees, sufficiency of cash to fund Neurogen’s planned operations, Neurogen’s ability to continue as a going concern, and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry. For such statements, Neurogen claims the protection of applicable laws. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provides no assurance that this will be true in future studies. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Neurogen disclaims any intent and does not assume any obligation to update these forward-looking statements, other than as may be required under applicable law.

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